EXHIBIT 99.1

Contacts:

Dov A. Goldstein, M.D.	E. Blair Schoeb	Heather May
Vicuron Pharmaceuticals Inc.	WeissComm Partners	Burns McClellan Inc.
610-205-2312	212-331-7813	212-213-0006

dgoldstein@vicuron.com	Blair@weisscommpartners.com	hmay@burnsmc.com

VICURON PHARMACEUTICALS ANNOUNCES EXTENSION OF FDA REVIEW OF

DALBAVANCIN NEW DRUG APPLICATION

— Launch Still Expected In First Quarter of 2006 —

King of Prussia, Penn., May 11, 2005— Vicuron Pharmaceuticals Inc. (NASDAQ: MICU; Nuovo Mercato) today announced that it has received notification from the U.S. Food and Drug Administration (FDA) that the agency expects to complete the priority review of the dalbavancin New Drug Application (NDA) on or before September 21, 2005, which is a three-month extension from the original Prescription Drug User Fee Act (PDUFA) action date of June 21, 2005.

The extension is a result of the agency classifying recent responses to questions in the chemistry, manufacturing and controls (CMC) section of the NDA as a major amendment to the NDA. The agency has reset the action date to give it additional time to review this information.

“We continue to expect to launch dalbavancin if approved in the first quarter of 2006,” said George F. Horner III, President and Chief Executive Officer of Vicuron.

About Vicuron Pharmaceuticals

Vicuron Pharmaceuticals is a biopharmaceutical company focused on discovering, developing, manufacturing and commercializing vital medicine for seriously ill patients. The company has two New Drug Applications pending with the U.S. Food and Drug Administration for its lead products, dalbavancin, a novel intravenous antibiotic for the treatment of serious Gram-positive infections, and anidulafungin, a novel antifungal agent. Vicuron’s versatile research engine integrates industry-leading expertise in functional genomics, mechanism-based drug design and combinatorial and medicinal chemistry. These approaches are yielding promising novel and next-generation compounds, many of which are in the later stages of preclinical development. In addition, the company has research collaborations with leading pharmaceutical companies, such as Pfizer.

Forward-Looking Statements

This news release contains forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Vicuron’s control. Vicuron faces many risks that could cause its actual performance to differ materially from the results predicted by its forward-looking statements, including the possibilities that clinical trials and the results thereof might be delayed or unsuccessful, that the timing of the filing of any new drug application or any amendment to a new drug application might be delayed, that clinical trials might indicate that a product candidate is unsafe or ineffective, that the FDA might require additional information to be submitted and additional actions to be taken before it will make any decision, that any filed new drug application may not be approved by the FDA, that ongoing proprietary and collaborative research might not occur or yield useful results, that the pipeline may not yield a new clinical candidate or a commercial product, that a third party may not be willing to license product candidates on terms acceptable to us or at all, that competitors might develop superior substitutes for Vicuron’s products or market these competitive products more effectively, that a sales force may not be developed as contemplated and that one or more of Vicuron’s product candidates may not be commercialized successfully. The reports that Vicuron files with the U.S. Securities and Exchange Commission contain a fuller description of these and many other risks to which Vicuron is subject. Because of those risks, Vicuron’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Vicuron assumes no responsibility to issue updates to the forward-looking matters discussed in this news release.